# McGladrey & Pullen

Certified Public Accountants

**McGladrey & Pullen, LLP**
850 Canal St., 4th Fl., Stamford, CT 06902-6902
O 203.328.7101 F 203.359.2289
www.mcgladrey.com

July 8, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Stamford Industrial Group, Inc.'s statements included under Item 4.01 of its Form 8-K filed on July 1, 2008, and we agree with such statements concerning our firm.

McGladrey & Pullen, LLP

McGladrey & Pullen, LLP